Exhibit 23

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-52667) pertaining to the Lincoln National Corporation Employees’ Savings and Profit-Sharing Plan of our report dated May 26, 2005, with respect to the financial statements and schedule of The Lincoln National Corporation Employees’ Savings and Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young
Philadelphia, Pennsylvania

June 17, 2005